Exhibit 107

Form S-4

(Form Type)

Amprius Technologies, Inc.

(Exact Name of Registrant as Specified in its Charter)

Calculation of Filing Fee Tables*

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title(1)	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	Equity	Amprius common stock issuable to Holdco stockholders	Rule 457(f)(2)	29,363,779(2)	N/A	$978.79(3)	.00011020	$0.11	—	—	—	—

	Equity	Amprius non- voting common stock issuable to Holdco stockholders	Rule 457(f)(2)	28,606,816(4)	N/A	$953.56(5)	.00011020	$0.11	—	—	—	—

	Equity	Warrants to purchase Amprius common stock issuable to Holdco stockholders	Rules 457(c), 457(f)(1) and 457(f)(3)	20,153(6)	$6.37(7)	$128,374.61	.00011020	$14.15	—	—	—	—

Carry Forward Securities

Carry Forward Securities

	Total Offering Amounts					$130,306.96		$14.37

	Total Fees Previously Paid							—

	Total Fee Offsets							—

	Net Fee Due							$14.37

(1)

Pursuant to Rule 457(f) under the Securities Act of 1933, as amended (the “Securities Act”), there are also being registered an indeterminate number of additional securities issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction.

(2)

Based on the maximum number of shares of common stock, par value $0.0001 per share, of Amprius to be issued pursuant to the merger agreement in exchange for shares of Class A common stock of Holdco, assuming an exchange ratio of 0.7056 shares of Amprius common stock for each share of Class A common stock of Holdco expected to be outstanding immediately prior to the closing of the mergers. The assumed exchange ratio calculated herein is based upon Holdco’s capitalization as of May 9, 2023. The number of shares of Amprius common stock issuable in the mergers may be adjusted to account for changes in Holdco’s capitalization prior to the closing of the mergers.

(3)

Estimated solely for the purpose of calculating the registration fee. No market exists for Holdco’s Class A common stock and Holdco has an accumulated deficit. Therefore, the proposed maximum aggregate offering price is an amount equal to $1,212.98, calculated as the product of (i) 29,363,779 and (ii) $0.0000333, which is an amount equal to one-third of the par value of Holdco’s Class A common stock ($0.0001).

(4)

Based on the maximum number of shares of non-voting common stock, par value $0.0001 per share, of Amprius to be issued pursuant to the merger agreement in exchange for shares of Class B common stock of Holdco, assuming an exchange ratio of 0.7056 shares of Amprius non-voting common stock for each share of Class B common stock of Holdco expected to be outstanding immediately prior to the closing of the mergers. The assumed exchange ratio calculated herein is based upon Holdco’s capitalization as of May 9, 2023. The number of shares of Amprius non-voting common stock issuable in the mergers may be adjusted to account for changes in Holdco’s capitalization prior to the closing of the mergers.

(5)

Estimated solely for the purpose of calculating the registration fee. No market exists for Holdco’s Class B common stock and Holdco has an accumulated deficit. Therefore, the proposed maximum aggregate offering price is an amount equal to $953.56, calculated as the product of (i) 28,606,816 and (ii) $0.0000333, which is an amount equal to one-third of the par value of Holdco’s Class B common stock ($0.0001).

(6)

Based on the maximum number of warrants to purchase Amprius common stock to be issued pursuant to the merger agreement in exchange for warrants to purchase Holdco Class A common stock, assuming an exchange ratio of 0.7056 for each warrant to purchase Holdco Class A common stock expected to be outstanding immediately prior to the closing of the mergers. The assumed exchange ratio calculated herein is based upon Holdco’s capitalization as of May 9, 2023. The number of shares of Amprius common stock issuable in the mergers may be adjusted to account for changes in Holdco’s capitalization prior to the closing of the mergers.

(7)

Estimated solely for the purpose of calculating the registration fee, and represents the sum of (i) the average of the high ($0.43 per warrant) and low ($0.40 per warrant) prices of the Amprius public warrants on The New York Stock Exchange on June 2, 2023 ($0.42 per warrant), such date being within five business days of the date that this registration statement was first filed with the Securities and Exchange Commission, and (ii) the exercise price of $5.95 per share of Amprius common stock issuable upon exercise of such warrants, assuming an exchange ratio of 0.7056. The assumed exchange ratio calculated herein is based upon Holdco’s capitalization as of May 9, 2023. The number of warrants to purchase Amprius common stock issuable in the mergers may be adjusted to account for changes in Holdco’s capitalization prior to the closing of the mergers.

*	Capitalized terms used but not defined herein have the meanings set forth in the proxy statement/prospectus included in this registration statement.